Exhibit 10.4

SECOND AMENDED AND
RESTATED LEASE AGREEMENT

THIS SECOND AMENDED AND RESTATED LEASE AGREEMENT (“Lease Agreement” or “Lease”) is entered into and made on this the 27th day of October, 2010, between GREENVILLE MARINE CORPORATION, a Mississippi Corporation (“Lessor”), and LIGHTHOUSE POINT, LLC, a Mississippi limited liability company (“Lessee”). Lessor and Lessee are sometimes hereinafter collectively referred to as the “Parties,” and “Party” shall mean either of them.

WHEREAS, Lessor is the owner of the Premises (as defined below) and Lessor desires to lease the Premises to Lessee for the use of property as a casino and gaming facility;

WHEREAS, Lessee desires to operate a casino and gaming facility on the Premises; and

WHEREAS, Lessor and Rainbow Entertainment, Inc. (“Rainbow”) entered into an Amended and Restated Lease Agreement as of January 20, 1995 (the “Initial Lease”), pursuant to which Rainbow leased from Lessor certain real property and improvements thereon (the “Premises”);

WHEREAS, by Assignment and Assumption of Lease as of October 24, 1995, Rainbow assigned all of its rights, title and interest in and to the Initial Lease to Greenville Riverboat, LLC (“Greenville Riverboat”);

WHEREAS, effective as of October 26, 1995, Lessor and Greenville Riverboat entered into that First Amendment to Amended and Restated Lease Agreement;

WHEREAS, effective as of July 1, 2003, Lessor and Greenville Riverboat entered into that Second Amendment to Amended and Restated Lease Agreement;

WHEREAS, effective as of March 4, 2010, Lessor and Greenville Riverboat entered into that Third Amendment to Amended and Restated Lease Agreement;

WHEREAS, pursuant to an Agreement and Plan of Merger between Greenville Riverboat and Lessee, Greenville Riverboat will merge with and into Lessee effective as of October 28, 2010 (the “Effective Date”); and

WHEREAS, by Assignment and Assumption of Lease as of the Effective Date Greenville Riverboat assigned all of its rights, title and interest in and to the Initial Lease, as amended, to Lessee; and

WHEREAS, the Parties desire to amend and restate the Initial Lease, as previously amended, as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and benefits received by the Parties set forth herein and in the Initial Lease, as previously amended, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Initial Lease, as previously amended, is amended and restated in its entirety as follows:

Section 1.         Description of Property.

Lessor hereby leases to Lessee the land owned by Lessor legally described on Exhibit “A” hereto (hereinafter referred to as “the Premises”).

Section 2.         Purpose.

2.1.    Lessee shall use the Premises for the purposes of operating a gaming and casino riverboat or barge facility including parking and related improvements. Lessee may also develop, construct and operate one or more of the following on the Premises in its discretion: hotel, motel, restaurant, business office, and entertainment facilities for performing arts and music, bar, or other related facilities.

2.2.    Lessee shall have the sole and absolute discretion to determine the design, materials, method of construction, location and all other matters with respect to the construction of new improvements and renovation of existing improvements on the Premises; provided that Lessee shall keep the Lessor’s interest in the Premises free of mechanic’s liens and shall materially comply with all applicable laws, statutes and regulations.

Section 3.         Lease Term.

The initial term of this Lease shall be for a period commencing on the Effective Date through June 30, 2014. Additionally, Lessee may renew this Lease for six (6) additional periods of five (5) years each by giving Lessor written notice of renewal at least twelve (12) months prior to expiration of the initial or any renewal term.

Section 4.         Rental.

4.1.    The monthly rental during the term shall be the sum of Seventy-Five Thousand Dollars ($75,000.00) per month paid in advance as “Base Rent” in addition to the “Base Percentage Rent” set forth below. The Base Rent shall be payable in advance on or before the first day of each month. In addition to the above monthly Base Rent provided herein, Lessee agrees to pay to Lessor a monthly Base Percentage Rent of a sum of money equal to two percent (2%) of the total Gross Gaming Revenues as hereinafter defined on a monthly basis with credit being given for the Base Rent which shall continue to be paid in advance on the first day of each month so that Lessor shall receive a minimum Base Rent as set forth above even if the monthly Percentage Rent shall be calculated to be less than the minimum monthly Base Rent set forth herein. It is the intent of the Parties that all sums paid monthly in advance as Base Rent be included in the Base Percentage Rent. Example: Base Rent of $75,000.00 is to be paid in advance on the first day of each month. When the Base Percentage Rent is paid as set forth herein, Lessee shall receive credit for the Base Rent against the Base Percentage Rent. If in this example the Base Percentage Rent is calculated to be $100,000.00, then Lessee would receive a credit of $75,000.00 towards the Base Percentage Rent so that the sum due to Lessor would be $25,000.00. In any event, Lessor shall always receive the Base Rent regardless of whether the Base Percentage Rent would result in any additional payment to Lessor.

4.2.    Lessee further agrees to pay Lessor, in addition to the Base Percentage Rent, a sum equal to eight percent (8%) of the amount by which annual Gross Gaming Revenues exceeds $36,575,000.00 which shall be called the “Secondary Percentage Rent”. At such time as Gross Gaming Revenues exceed $36,575,000.00 in any year, in addition to the Base Percentage Rent, the Secondary Percentage shall likewise be due. The Base Percentage Rent and/or Secondary Percentage Rent with respect to a month shall be paid within five (5) days after Lessee files its report of Gross Gaming Revenue for such month with the Mississippi State Tax Commission. The annual period used to determine the Secondary Percentage Rent shall commence on the first day of December. As for the Secondary Percentage Rent, the intent is as follows: Lessee will pay to Lessor eight percent (8%) of the total annual Gross Gaming Revenues over $36,575,000.00 when annual gross revenues exceed $36,575,000.00 in any twelve (12) month period. Once Gross Gaming Revenues exceed $36,575,000.00 in any twelve (12) month period, the Secondary Percentage Rent is to be paid monthly at the same time that the Base Percentage Rent is due. Example: if at the end of the ninth month in any twelve (12) month period of the Lease, gross gaming revenues are $36,575,000.00 and at the end of the next month (the tenth month), the Gross Gaming Revenues are $36,675,000.00, then the Secondary Percentage Rent for the tenth month would be $8,000.00 ($100,000.00 x .08). The Secondary Percentage Rent would then be calculated accordingly in months eleven and twelve and then a new twelve (12) month period would begin.

4.3.    The term “Gross Gaming Revenues” as used herein shall mean the total amount in dollars of Lessee’s actual winnings from gaming operations as reported by Lessee to the Mississippi Department of Revenue or any successor state authority. However, the term “Gross Gaming Revenues” shall not include any payments, receipts or proceeds from the sales of any related operations, goods and products which may be sold for the convenience of Lessee’s customers on the Premises.

4.4.    Lessee shall maintain upon the Premises an accurate set of books and records of all Gross Gaming Revenues and such records shall be open to inspection and audit by Lessor and its agents at all reasonable times during ordinary business hours to the extent allowable under Mississippi Law.

Section 5.         Sale, Assignment and Sublease.

Lessee may assign this Lease or sublet all or a portion of the Premises during the term of this Lease only after first obtaining prior, written consent from Lessor which consent may not be unreasonably withheld. However, the making of any sublease shall not release Lessee from, or otherwise affect in any manner, any of Lessee’s obligations hereunder. Except as provided in Section 12 below, neither this Lease nor the leasehold estate of Lessee nor any interest of Lessee hereunder in the Premises or in the buildings or improvements thereon shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer or sale, by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer or sale shall be void and of no effect and shall, at the option of Lessor, terminate this Lease.

Section 6.         Sewer, Utilities and Access.

Lessee shall solely be responsible for all utility services used or consumed by Lessee on the Premises and such utility services shall be in the name of Lessee, and Lessee shall solely be liable for the payment of all utility services it receives. Lessor agrees to cooperate with Lessee in obtaining any and all utility services. Lessor agrees not to at any time interfere with the right of Lessee and its employees, agents, customers and invitees to have full and complete access to the Premises.

Section 7.         Taxes.

Lessee shall be responsible for the payment of all ad valorem taxes and assessments attributable to the Premises (and the improvements located thereon) for 2010 and thereafter during the term of the Lease.

Section 8.         Insurance.

Lessee shall carry fire and all risk insurance covering the improvements located on the Premises for not less than the replacement cost which insurance shall be issued by a reliable insurance company, and Lessor shall be named as an additional loss payee to the extent of its interest in any improvements. Lessee shall obtain liability insurance in the amount of not less than $1,000,000.00 for each accident or occurrence on the Premise (with umbrella coverage with limits of not less than $10,000,000.00) and not less than $50,000.00 for property damage, and Lessor shall be named as an additional insured under such policies with a waiver of subrogation. Lessee shall furnish to Lessor current copies of all insurance policies required to be maintained by Lessee hereunder or under the rules of the Mississippi Gaming Commission.

Section 9.         Condemnation.

This Lease shall terminate in the event of a total condemnation of the Premises by a government agency. Partial condemnation of Premises shall only terminate the Lease at the option of the Lessee, but if Lessee elects to continue this Lease, Lessee shall be entitled to a partial abatement of rent proportionate to the loss of the use of Premises suffered by Lessee. All compensation awarded for any taking of the Premises or any interest thereon shall be shared by Lessor and Lessee as follows: (i) Lessor shall be entitled to receive such portion of the award as shall represent compensation for the land; and (ii) Lessee shall be entitled to the portion of the award for the then fair market value of the improvements made by Lessee, the fair market value of Lessee’s leasehold interest, and any award for the damage or loss of Lessee’s business.

Section 10.       Warranty of Title.

Lessor covenants that Lessor owns the Premises in fee simple and has full right to make and enter into this Lease, and that Lessee shall have quiet and peaceable possession of the Premises during the term of this Lease and any renewals thereof. Lessor shall obtain a non-disturbance agreement from any person or entity holding a mortgage or deed of trust on the Premises, for the benefit of Lessee, in a form reasonably acceptable to Lessee, in exchange for which Lessee shall agree to attorn to such mortgagee.

Lessee agrees to indemnify Lessor from any claims, demands, liabilities, costs, fees, and expenses (including reasonable attorney’s fees) arising out of Lessor’s lease to Lessee of that portion of the Premises conveyed by William Yerger to the City of Greenville recorded in Book 114 at Page 354 of the Land Records in the office of the Chancery Clerk of Washington County, Mississippi. At Lessee’s request and expense, Lessor shall assist and cooperate with Lessee in establishing or maintaining the position that the restrictions set forth in such conveyance are invalid, unenforceable, or otherwise of no force or effect.

Section 11.       Government Approval.

Lessor, at Lessee’s sole cost and expense, shall assist in obtaining all government approvals, including but not limited to Zoning, Levee Board, Corps of Engineers and City of Greenville in order for Lessee to conduct gaming operations and the other business operations contemplated herein on the Premises. Lessor agrees to cooperate fully with Lessee in obtaining any and all governmental approvals for Lessee to conduct its gaming operations and other business operations on the Premises.

Section 12.       Encumbrances of Lessee’s Leasehold Interest.

12.1     On one or more occasions without Lessor’s consent, Lessee may mortgage, grant a deed of trust or otherwise encumber Lessee’s leasehold estate in the Premises under one or more leasehold mortgages or deeds of trust and assign this Lease as security. The proceeds from any financing of such mortgages may be used by Lessee for any purpose. For purposes of this Section 12, the term “mortgages” includes deeds of trust, and the term “leasehold mortgagee” shall mean the beneficiary of a deed of trust or mortgage with respect to the Lease.

12.2.    If Lessee mortgages its leasehold estate in the Premises, Lessee shall give Lessor notice of such mortgage within thirty (30) days after the mortgage is executed, and such notice shall include the name and address of the mortgagee. Lessor shall promptly upon notice of the communication purporting to constitute the notice acknowledge by an instrument in recordable form receipt of such communication as constituting the notice required herein.

12.3.    Lessor upon providing Lessee with any notice of default under this Lease, termination of this Lease or matter on which Lessor may predicate or claim a default shall at the same time provide copies of such notice to every leasehold mortgagee of which Lessor has been given written notice. No such notice shall have been deemed to be duly given unless a copy thereof has been provided to every leasehold mortgagee of which Lessor has been given written notice. After such notice has been given to a leasehold mortgagee, such leasehold mortgagee shall have the same period after receiving such notice for remedying any default or causing the same to be remedied as is given Lessee under the Lease.

12.4.    Any provision contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Lessor to terminate this Lease unless following the expiration of the period of time given Lessee to cure such default Lessor shall notify every leasehold mortgagee of Lessor’s intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money and at least forty-five (45) days in advance of the proposed effective date of termination if such default is not capable of being cured by payment of money. The provisions of Subsection 12.6 below shall apply if during such thirty or forty-five day termination notice period any leasehold mortgagee shall (1) notify Lessor of such leasehold mortgagee’s desire that the Lease not terminate; (2) pay or cause to be paid all Base Rent, Base Percentage Rent, Secondary Percentage Rent or other payments then due or in arrears as specified in the termination notice to such leasehold mortgagee and which may become due during the thirty or forth-five day period; and (3) comply or in good faith, with reasonable diligence and continuity, commence to comply with all non-monetary requirements of this Lease when in default and reasonably susceptible of being complied with by such leasehold mortgagee, provided, however, that such leasehold mortgagee shall not be required to cure or commence to cure any default consisting of Lessee’s failure to satisfy and discharge any lien, charge or encumbrance against the Lessee’s interest in the Lease or the Premises junior in priority to the lien of the mortgage held by such leasehold mortgagee.

12.5.    If Lessor shall terminate this Lease by reason of any default of Lessee, and the leasehold mortgagee shall proceed in the manner provided for by Subsection 12.4 of this section, the specified date of termination of the Lease as fixed by Lessor in its termination notice shall be extended for a period of six (6) months provided that such leasehold mortgagee shall, during such six (6) month period: (1) pay or cause to be paid the Base Rent, Base Percentage Rent, Secondary Percentage Rent and other monetary obligations attendant under this Lease (including without limitation the payment of premiums for the insurance required under Section 8, above) as the same become due and continue its good faith efforts to perform all of Lessee’s obligations under this Lease excepting (A) obligations of Lessee to satisfy or otherwise discharge any lien, charge or encumbrance against Lessee’s interest in this Lease or the Premises junior in priority to the lien on the mortgage held by leasehold mortgagee and (B) non-monetary obligations then in default and not reasonably susceptible to being cured by leasehold mortgagee, and (2) if not enjoined or stayed, take steps to acquire or sell Lessee’s interest in this Lease by foreclosure of the leasehold mortgage or other appropriate means and prosecute the same to completion with due diligence.

12.6.    If at the end of such six (6) month period such leasehold mortgagee is complying with Subsection 12.5 this Lease shall not then terminate and the term for completion of such leasehold mortgagee of its proceedings to foreclose its mortgage shall continue as long as such leasehold mortgagee is enjoined or stayed from foreclosure and thereafter so long as such leasehold mortgagee proceeds to complete steps to acquire or sell Lessee’s interest in this Lease by foreclosure of the leasehold mortgage or upon other appropriate means by reasonable diligence and continuity. Nothing in this subsection however shall be construed to extend the Lease beyond the original term thereof as extended by a renewal option properly exercised by Lessee or leasehold mortgagee nor to require leasehold mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the leasehold mortgagee shall discontinue foreclosure proceedings, this Lease shall continue in full force and effect as if Lessee had not defaulted under the Lease.

12.7     If the leasehold mortgagee is complying with Subsection 12.5, upon the acquisition of Lessee’s estate herein by such leasehold mortgagee or its designee or any purchaser at a foreclosure sale or otherwise this Lease shall continue in full force and effect as if Lessee had not defaulted under this Lease.

12.8.    For purposes of this Lease the making of a leasehold mortgage shall not be deemed to constitute an assignment or transfer of this Lease nor shall any leasehold mortgagee, as such, be deemed to be an assignee or transferee of this Lease. Furthermore, the making of a leasehold mortgage shall not be deemed to require such leasehold mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Lessee to be performed hereunder but the purchaser at any sale of this Lease in any proceedings for the foreclosure of any leasehold mortgage or the assignee or transferee of this Lease under any instrument of assignment or transfer in lieu of foreclosure of any leasehold mortgage shall be deemed to be an assignee or transferee and shall be deemed to have agreed to perform all the terms, covenants and conditions on the part of the Lessee to be performed hereunder from and after the date of such purchase and assignment but only so long as such purchaser or assignee is the owner of the leasehold estate.

12.9.    Any leasehold mortgagee or other acquirer of the leasehold estate of Lessee pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Lessee’s leasehold estate, without further consent of Lessor, sell and assign the leasehold estate on such terms and to such acquirer and thereafter be relieved of all obligations under this Lease; provided that such assignee delivers to Lessor its written agreement to be bound by all the provisions of this Lease and such assignee has a “Net Worth” equal to or in excess of Lessee’s as of the date that Lessee commences gaming operations increased by a percentage equal to the increase, if any, in the Consumer Price Index, All Urban Consumers, for the period between the date hereof and the same of the proposed transfer. The term “Net Worth” shall mean the excess of assets over liabilities as shown on an entity’s balance sheet prepared in accordance with sound accounting principles.

12.10.   Notwithstanding any other provision of this Lease, any sale of this Lease in any proceeding for the foreclosure or any leasehold mortgage or assignment or transfer of this Lease in lieu of foreclosure of any leasehold mortgage shall be deemed to be a permitted transfer or assignment of this Lease and Lessor hereby consents to such assignment and transfer. Lessor agrees to execute such additional documents, agreements and instruments as may reasonably be required to encourage or facilitate a leasehold mortgage.

Section 13.       Improvements.

Upon expiration or termination of this Lease, all improvements to the Premises (including, without limitation, site improvements, buildings and Fixtures) shall remain with the Premises and become the property of the Lessor. For purposes of this section, “Fixtures” shall be deemed to include, without limitation: permanently installed equipment such as sinks, light fixtures and chandeliers, bars, dishwashers, stoves, grills, ovens, broilers, fryers, vent hoods, fire extinguisher systems, coolers, refrigerators, freezers, warmers, counters and cabinets, ice makers, built-in booths, and waste disposals; sewage disposal systems; electrical systems (including but not limited to generators); heating, air conditioning and ventilation systems; plumbing systems; and telephone systems (excluding the actual telephones). Lessor agrees that Lessee shall have the right to remove movable personal property (that is not attached to any of the improvements and that is not included within the definition of “Fixtures” as set forth above), gaming equipment, furniture and furnishings, and any vessel, boat or barge operated as a casino, to the extent that such items can be removed without causing structural damage’or alterations to the remaining improvements on the Premises or to the Premises. Upon removal of any such personal property, Lessee shall properly repair any and all damage to the Premises (and the remaining improvements located thereon) caused by the removal. Notwithstanding anything contained herein to the contrary, Lessee agrees that it shall not remove any buildings, barges, bridges (or any components thereof) or other improvements located in the area cross-hatched on Exhibit “B” hereto, the terms of which are incorporated herein by reference.

Section 14.       [INTENTIONALLY OMITTED].

Section 15.       [INTENTIONALLY OMITTED].

Section 16.       Waiver.

The waiver by Lessor of, or the failure of Lessor to take action with respect to, any breach of any terms, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition, or subsequent breach of the same, or any other term, covenant, or condition contained in this Lease.

Section 17.       Effect of Lessee’s Holding Over.

Any holding over after the expiration of the term of this Lease, with the consent of Lessor, shall be construed to be a tenancy from year-to-year, at the same Base Rental (as adjusted), Base Percentage Rent and Secondary Percentage Rent or Percentage Rent as required to be paid by Lessee for the period immediately prior to the expiration of the term of this Lease, and shall otherwise be on the terms and conditions specified in this Lease, so far as applicable.

Section 18.       Parties Bound.

The covenants and conditions contained in this Lease shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the successors and assigns of all of the Parties to the Lease.

Section 19.       Time of the Essence.

Time is of the essence of this Lease, and of each and every covenant, term, condition, and provision of this Lease.

Section 20.       Section Captions.

The captions appearing under the section number designations of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

Section 21.       Governing Law.

It is agreed that this Lease shall be governed by, construed, and enforced in accordance with the laws of the State of Mississippi including but not limited to the Mississippi Gaming Control Act.

Section 22.       Entire Agreement.

This Lease shall constitute the entire agreement between the Parties. Any prior understanding or representation of any kind preceding the date of this Lease shall not be binding upon either Party except to the extent incorporated in this Lease.

Section 23.       Modification of Agreement.

Any modification of this Lease or additional obligation assumed by either Party in connection with this Lease shall be binding only if evidenced in a writing signed by each Party or an authorized representative of each Party. The invalidity or unenforceability of any provision of this Lease or the application thereof to any property, person or circumstance, to any extent, for any reason, shall not affect the validity or enforceability of the remainder of such provision, any other provision hereof, or the remainder of this Lease, or the application of any provision to any other property, person, or circumstance, and, provided the essential purpose of this Lease is maintained, this Lease shall be reformed to the extent necessary to effectuate the foregoing, it being intended that the rights and obligations of the Parties hereto be enforceable to the fullest extent permitted by law.

Section 24.       Additional Documents.

The Parties agree to execute whatever papers and documents may be necessary to effectuate the terms of this Lease. At the request of Lessee, Lessor shall execute an estoppel certificate from time to time in a form reasonably satisfactory to Lessee.

Section 25.       Notice.

Any notice or request to be given or furnished under the Lease by either Party to the other Party shall be in writing and shall be delivered personally or sent via facsimile transmission or registered or certified mail, postage prepaid, or by prepaid overnight delivery service, at the addresses or facsimile numbers listed below. A notice or request shall be deemed to be given (i) when personally delivered, (ii) when sent by facsimile transmission, (iii) at the time of delivery as indicated by the duly completed U.S. Postal Service return receipt, or (iv) at the time of package pickup or receipt as indicated on the records of or the certificates provided by the overnight delivery service, as applicable.

If to Lessor, to:

Mr. D. John Nichols, President

Greenville Marine Corporation

2219 Harbor Front Road (if by personal delivery or overnight delivery service)

Greenville, MS 38701

Post Office Box 539 (if by registered or certified mail)

Greenville, MS 38702-0539

Facsimile number: 662-332-1010

With a copy to:

Robert N. Warrington, Esquire

Campbell DeLong, LLP

P.O. Box 1856

932 Washington Avenue

Greenville, MS 38702-1856

Facsimile number: 662-334-6407

If to Lessee, to:

Scott C. Butera, President and Chief Executive Office

Lighthouse Point, LLC

C/O Tropicana Entertainment, Inc.

3930 Howard Hughes Parkway, Fourth Floor

Las Vegas, NV 89169

Facsimile: 702-473-2697

With a copy to:

Scott E. Andress, Esquire

Balch & Bingham LLP

401 E. Capitol Street, Suite 200

Jackson, MS 39201

Facsimile number: 601-961-4466

Section 26.       Default.

Any one or more of the following events shall constitute an “Event of Default”:

26.1.        Failure of the Lessee to make payments of Base Rent, Base Percentage Rent, or Secondary Percentage Rent when due hereunder and the expiration of seven (7) days after Lessee receives written notice from Lessor of such nonpayment.

26.2.        A vacation or abandonment of the Premises after gaming operations have first commenced. Vacation or abandonment of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more whether or not Rent is paid.

26.3.        The breach by Lessee of any of the covenants, conditions or provisions of this Lease when such breach shall continue for a period of thirty (30) days after Lessee shall have received written notice thereof from Lessor; provided however, that if the nature of the Lessee’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

26.4.        The making by Lessee of any general arrangement or general assignment for the benefit of creditors, Lessee becoming a debtor as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days), or the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises when such is not discharged within thirty (30) days.

26.5.        It is the intention of the Parties that the Lessee shall continuously operate a casino on the Premises throughout the term of this Lease and any renewal or extension thereof. Accordingly, in the event Lessee shall fail to continuously operate a casino on the Premises at any time during the term of this Lease or any renewal or extension thereof, for a period of sixty (60) days, then such failure to continuously operate a casino shall constitute an “Event of Default.” Notwithstanding, the above shall not apply in the event Lessee shall fail to continuously operate a casino for more than sixty (60) days due to war, terror attack, civil commotion, flood, fire, tornado, or other act of God, casualty, governmental regulations or restrictions, act of any governmental authority, labor difficulties, shortages of or inability to obtain labor, materials, or equipment, or other circumstances outside of the direct or indirect control of Lessee (including their respective successors and assigns) or any of their respective owners, shareholders, directors, officers, agents or trustees, or any other person, entity, trust, or association related to, affiliated with, organized by, owned by, or otherwise related to or controlled by any of them; provided that Lessee shall be diligently pursuing restoration of the Premises and the re-opening of the casino.

Section 27.       Remedies.

Upon any Event of Default, Lessor may at any time thereafter with thirty (30) days prior written notice terminate Lessee’s right to possession of the Premises in which case this Lease and the term thereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover, from Lessee all damages incurred by Lessor by reason of Lessee’s default including but not limited to the cost of recovering possession of the Premises, and the then present value of the amount by which the unpaid Base Rent for the balance of the Term after the time of such default exceeds the amount of rent that would be paid for the Premises by a new tenant if reasonable efforts were used by Lessor to relet the Premises. In no event shall Lessor have any lien or claim against Lessee’s assets including without limitation any lien against or on any vessel, barge or boat of Lessee.

Section 28.       Amendment.

This Lease amends and restates the Initial Lease, as amended, in its entirety and renders void all previous leases, documents and amendments.

Section 29.       Environmental Matters.

29.1.        Lessor hereby represents and warrants to Lessee that to the best of Lessor’s knowledge no “Hazardous Substance” were located on the Premises as of the date of the Initial Lease.

29.2.        Lessor hereby represents and warrants to Lessee that Lessor has not released, generated, deposited, located or stored any Hazardous Substance on the Premises.

29.3.        For purposes of this Lease, the term “Hazardous Substance” means any substance, material, pollutant or contaminant the use, disposal or storage of which is regulated under any environmental law, statute, regulation, rule or court decision.

Section 30.       Memorandum of Lease.

Lessor and Lessee shall execute and record a Memorandum of this Lease in the real estate records of the county in which the Premises are located.

Section 31.       Counterparts.

The Parties agree that this Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one document.

-Signature Page Follows-

IN WITNESS WHEREOF, the Parties have caused this Lease to be executed and delivered by their duly authorized representatives as of the day and year first above written.

GREENVILLE MARINE CORPORATION, A Mississippi corporation

By:	/s/ D. John Nichols
D. John Nichols,
President

LIGHTHOUSE POINT, LLC,
A Mississippi limited liability company

By:	/s/ Marc Rubinstein
Name:	Marc Rubinstein
Title:	Secretary

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 27th day of October, 2010, within my jurisdiction, the within named D. John Nichols, who acknowledged that he is President of Greenville Marine Corporation, a Mississippi corporation, and that for and on behalf of said corporation and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ [ILLEGIBLE]
Notary Public

My commission expires:

[SEAL]

STATE OF	Nevada

COUNTY OF	Clark

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 27th day of October, 2010, within my jurisdiction, the within named Marc Rubinstein, who acknowledged that he is the Secretary of Lighthouse Point, LLC, a Mississippi limited liability company, and that for and on behalf of said limited liability company and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ Sabrina Santiago Arroyo
Notary Public

[SEAL]

My commission expires:

1-8-2013

EXHIBIT “A”

ALEXANDER ENGINEERING, P.A.
346 S. GAMWYN DRIVE, P.O. BOX 1281
GREENVILLE, MISSISSIPPI 38701
(601) 332-1655

DESCRIPTION:

Commencing at Station 213 + 65.16 of the Bank Protection Work Base Line; thence South 42 degrees 06 minutes 10 seconds East 15.26 feet to an iron pipe and the Point of Beginning of the tract herein described; thence South 33 degrees 06 minutes 34 seconds West 434.39 feet; thence South 44 degrees 27 minutes 49 seconds West 143.39 feet to an iron pipe; thence South 50 degrees 28 minutes 46 seconds West 26.29 feet to an iron pipe; thence North 42 degrees 06 minutes 10 seconds West 126.60 feet to an iron pipe on the high bank of Lake Ferguson; thence continuing North 42 degrees 06 minutes 10 seconds West 147 feet to the mean low water mark of Lake Ferguson; thence meandering said low water mark the following three calls; North 26 degrees 57 minutes 24 seconds East 630.66 feet; North 33 degrees 06 minutes 34 seconds East 60.00 feet; North 37 degrees 34 minutes East 187.63 feet; thence South 42 degrees 06 minutes 10 seconds East 147 feet to an iron pipe on the high bank of Lake Ferguson; thence continuing South 42 degrees 06 minutes 10 seconds East 222.30 feet; thence South 33 degrees 06 minutes 34 seconds West 250.90 feet to the Point of Beginning, and being located in Section 4, Township 18 North Range 8 West, Washington County, Mississippi.

I certify that I have made a survey of the lands shown hereon, and that the same is true and correct to the best of my knowledge and belief.

EXHIBIT “B”

LAKE
FERGUSON
ROAD
ENTRANCE
BASELINE
END CURB
CONCRETE RETAINING WALL
ENTRY FEATURE
PEDESTRIAN BRIDGE